Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Form S-4 (File No. 333-236461) of our report dated March 30, 2020, which includes an explanatory paragraph as to DropCar, Inc.’s ability to continue as going concern, with respect to our audit of the consolidated financial statements of DropCar, Inc. as of and for the year ended December 31, 2019. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey

April 24, 2020